Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report of CVR Partners, LP, a Delaware limited partnership (the “Partnership”), on Form 10-Q for the fiscal quarter ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of CVR GP, LLC, the general partner of the Partnership, certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge and belief:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

By:	/s/ MARK A. PYTOSH
Mark A. Pytosh
President and Chief Executive Officer
CVR GP, LLC
the general partner of CVR Partners, LP
(Principal Executive Officer)

By:	/s/ DANE J. NEUMANN
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
CVR GP, LLC
the general partner of CVR Partners, LP
(Principal Financial Officer)

By:	/s/ JEFFREY D. CONAWAY
Jeffrey D. Conaway
Vice President, Chief Accounting Officer and Corporate Controller
CVR GP, LLC
the general partner of CVR Partners, LP
(Principal Accounting Officer)

Dated: April 29, 2026